Press Release Source: Alpha Security Group Corporation.

Alpha Security Group Corporation Receives Additional Notice from NYSE Amex

New York, NY.--(BUSINESS WIRE)—June 1, 2009.  Alpha Security Group Corporation  (NYSE Alternext US: HDS; HDS-WT; HDS-U) (“Alpha”) today announced that Alpha received a letter on May 28, 2009 from NYSE Amex LLC (“AMEX”) indicating that as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended March 31, 2009 with the Securities and Exchange Commission by May 15, 2009 (the deadline for filing its Form 10-Q), the Company is not in compliance with the AMEX’s requirements for continued listing set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “AMEX Company Guide”), and this constitutes a material violation of its listing agreement and could serve as an additional basis for delisting the Company’s securities from the AMEX. The Company has previously received notice from the AMEX that its failure to file an Annual Report on Form 10-K for the year ended December 31, 2008 constituted a material violation of its listing agreement and could serve as a basis for delisting the Company’s securities from the AMEX.

Alpha Security is pursuing its liquidation and expects to be in a position to distribute funds held in trust to its IPO stockholders following completion of the review of its preliminary proxy statement by the Securities and Exchange Commission and plans to voluntarily delist its securities from AMEX following such liquidation.  The amount of funds held in trust as of May 29, 2009 was $$60,002,831.

About Alpha Security Acquisition Corporation

Alpha Security Group Corporation is a blank check company whose objective was to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. As of the date of this release, Alpha Security is pursuing its liquidation.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Alpha Security undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Contact:

Alpha Security Group Corporation
Steven Wasserman, 212.877.1588